POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Kathryn W. Hall, Kenneth Yi, Nancy Walker, Kendrick Vaughn, Valentina Margulis, and Fadillah Badar and such other persons as may be designated by the Corporate Secretary of Alphabet Inc. (the Company), or any of them signing singly, and with full power of substitution, the undersigned s true and lawful attorney-in-fact to:

(1)	prepare, execute in the undersigned s name and on the undersigned s behalf, and submit to the U.S. Securities and Exchange Commission (the SEC) a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16 of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC promulgated thereunder
(the Securities Exchange Act), or any successor laws and/or regulations;

(2)	execute for and on behalf of the undersigned, in the undersigned s capacity as an officer of the Company, Forms 3, 4, and 5 in accordance with Section 16 of the Securities Exchange Act and the rules hereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned s ownership, acquisition, or disposition of the securities of the
Company;

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, complete and execute any amendment or amendments thereto, and timely file such form or report with the SEC, any stock exchange, any national association, and such other person, agency or similar authority, as a consequence of the undersigned s ownership, acquisition or disposition of securities of the Company; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact s discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned hereby ratifies and confirms all that the attorneys-in-fact and their agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned s responsibilities to comply with Section 16 of the Securities Exchange Act. The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned agrees to indemnify and hold harmless each such attorney-in-fact against any losses, claims, damages or liability (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Form 3, 4 or 5, Form IDs or any amendments thereto and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

	This Power of Attorney shall remain in full force and effect until (i) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned s holdings of and transactions in securities issued by the Company,
(ii) earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact; or (iii) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of December 13, 2020.


/s/ Philipp Schindler
______________________
Philipp Schindler